Exhibit 99

FOR IMMEDIATE RELEASE	For further information, contact
Doug Craney 708-450-3117

Reconfigured Alberto-Culver Reports Strong Fiscal First Quarter 2007 Results

From Continuing Operations

Announces Quarterly Cash Dividend of 5.5 Cents Per Share, Equal to 22 Cents

Per Share on an Annualized Basis

Melrose Park, IL, (January 25, 2007) – Alberto-Culver Company (NYSE: ACV), a leading manufacturer and marketer of personal care products including TRESemmé, Alberto VO5, Nexxus and St. Ives, today announced strong results from continuing operations for its first fiscal quarter ended December 31, 2006. This is the first quarter in which the Company is reporting as an independent consumer products company following the split of its Sally/BSG unit into a separate public company.

For the first fiscal quarter, Alberto-Culver reported, on a continuing operations basis:

•	Net sales of $351.1 million, up 12.6% from $311.9 million in the prior year.

•	Pre-tax loss from continuing operations of $1.3 million, after deducting $31.4 million for restructuring and other expenses. Excluding restructuring and other expenses, pre-tax earnings from continuing operations increased 57.4% to $30.1 million compared to $19.1 million in the prior year.

•	Earnings from continuing operations (net of tax) were essentially breakeven, after deducting $20.3 million (net of tax) for restructuring and other expenses. Excluding restructuring and other expenses, earnings from continuing operations (net of tax) increased 41.2% compared to the prior year.

•	Diluted earnings per share from continuing operations were zero after deducting 21 cents for restructuring and other expenses. Excluding restructuring and other expenses, diluted earnings per share from continuing operations increased 31.3% to 21 cents versus 16 cents in the prior year.

Reconfigured Alberto-Culver Reports Strong Fiscal First Quarter 2007 Results

From Continuing Operations; Announces Quarterly Cash Dividend of 5.5 Cents

Per Share, Equal to 22 Cents Per Share on an Annualized Basis

Page 2

Commenting on the quarter, Alberto-Culver President and Chief Executive Officer V. James Marino said, “We are pleased with the results for the first quarter of fiscal year 2007, our first as a company focused exclusively on consumer products, during which we experienced strong growth in many of our markets and many of our brands, in particular Nexxus and TRESemmé. This quarter marks a new beginning for Alberto-Culver and its shareholders and we are focused on our efforts to drive results and create value over the long term.”

“As part of our ongoing effort to support and further expand our brands, we increased the Company’s advertising and other marketing expenditures 20.9% to $61.0 million from $50.4 million in the prior year. Moreover, in December we announced a reorganization plan that will lower corporate overhead costs and also announced plans to construct a new 500,000 square foot manufacturing facility in Jonesboro, Arkansas. Both of these decisions were carefully considered and should help increase margins in future periods,” Marino said.

Mr. Marino cautioned while the Company expects to show solid fiscal year 2007 progress in sales and earnings from continuing operations, excluding restructuring expenses, it will be important for investors to understand significant events on a quarter-by-quarter basis when making comparisons. The Company expects that some of the cost saving benefits related to the restructuring charges will be seen in each of the remaining quarters of the year, which should partially offset the corporate and overhead costs that were either previously absorbed by Sally prior to the separation or were not previously allocated to Consumer Products or Sally. At the same time, the Company expects its year-on-year comparisons for the second quarter will be distorted by last year’s very successful Nexxus brand launch into retail channels.

Carol L. Bernick, Alberto-Culver Company Executive Chairman, said, “The amount of work involved at all levels of the Company in completing the Sally transaction and the wide variety of steps we have taken to reorganize our consumer products business could have been an enormous distraction in the quarter and one that could have negatively impacted our results. It is a credit to our entire team that they were able to undertake all of this while still producing very strong results and I am extremely proud of their efforts. This is both a challenging and exciting time in what is now a new chapter for Alberto-Culver, but also a time that offers tremendous opportunity. As we move forward, shareholders should expect to see the same energy and passion from our employees and board members that we have shown in the past as our commitment to creating shareholder value continues unabated.”

Reconfigured Alberto-Culver Reports Strong Fiscal First Quarter 2007 Results

From Continuing Operations; Announces Quarterly Cash Dividend of 5.5 Cents

Per Share, Equal to 22 Cents Per Share on an Annualized Basis

Page 3

Mrs. Bernick also announced that the Company’s Board of Directors has approved a quarterly cash dividend of 5.5 cents per share, or 22 cents per share on an annualized basis, to be paid on February 20, 2007, to shareholders of record on February 5, 2007. “Alberto-Culver has for many years had a strong tradition of dividend payouts and dividend growth,” the Chairman noted. “Going forward we will continue to keep the interests of shareholders at the forefront of our thinking.”

On November 16, 2006, the Company closed a transaction that separated its consumer products business from the beauty supply distribution business and resulted in the formation of two separate publicly-traded companies: new Alberto-Culver, a worldwide manufacturer and marketer of leading personal care products, and Sally Beauty Holdings, Inc., a leading distributor of professional beauty supplies. Pursuant to the transaction agreements, an affiliate of Clayton, Dubilier & Rice invested $575 million to obtain an equity ownership in Sally Beauty Holdings of approximately 47.55% and Sally incurred approximately $1.85 billion of new debt. The Company’s shareholders received, for each share of common stock then owned, (i) one share of common stock of new Alberto-Culver, (ii) one share of common stock of Sally Beauty Holdings and (iii) a $25.00 per share special cash dividend. As a result of the transaction, beginning in the first quarter of fiscal year 2007, the results of operations of Sally Beauty and Beauty Systems Group are reported as discontinued operations. Results for all prior reported periods have been reclassified to conform to this presentation.

The Company reported a loss of $5.9 million (net of tax) from discontinued operations in the first quarter of fiscal year 2007 compared to earnings from discontinued operations of $37.7 million (net of tax) during the first quarter of fiscal year 2006. Discontinued operations include the earnings of the beauty supply distribution business, which was separated from the Company on November 16, 2006, together with other fees and expenses associated with the separation. The diluted loss per share from discontinued operations was 6 cents this quarter versus diluted earnings per share of 40 cents in the prior year. Including continuing and discontinued operations, the Company reported a net loss of $5.9 million or 6 cents per share on a fully diluted basis this year, compared to net earnings of $52.1 million or 56 cents per fully diluted share in the first quarter of fiscal year 2006.

On December 1, 2006, the Company announced a reorganization plan following the completion of the separation. All costs incurred related to this plan, as well as certain other charges recorded in connection with the closing of the separation, are classified as “restructuring and other” on the statement of operations. During the first quarter of fiscal year 2007, the Company recorded restructuring costs of

Reconfigured Alberto-Culver Reports Strong Fiscal First Quarter 2007 Results

From Continuing Operations; Announces Quarterly Cash Dividend of 5.5 Cents

Per Share, Equal to 22 Cents Per Share on an Annualized Basis

Page 4

$31.4 million ($20.3 million after taxes or 21 cents per diluted share from continuing operations). The pre-tax amount consisted primarily of severance related to the restructuring ($9.5 million), charges related to the acceleration of vesting of stock options and restricted stock ($12.2 million) and contractual payments to the Company’s former President and Chief Executive Officer relating to the separation ($9.7 million).

Due to the disclosure of financial results excluding restructuring expenses, this press release contains certain non-GAAP financial measures as defined by Regulation G of the Securities and Exchange Commission. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures is included as a schedule to this release and can also be found on the Company’s web site at www.alberto.com.

The Company will discuss first quarter results with investors in a call to be held later today (Thursday, January 25) at 3 p.m. Eastern Time. The dial-in numbers for the call are 877-704-5381 or 913-312-1295. The numbers for a replay of the conference call are 888-203-1112 or 719-457-0820 and will be available through Sunday, February 25, 2007. The pass code is 8785478. The call and a replay will also be available on the internet for 30 days at www.alberto.com in the Investing Section, and at www.earnings.com.

Alberto-Culver Company manufactures, distributes and markets leading personal care products including Alberto VO5, St. Ives, TRESemmé and Nexxus in the United States and internationally. Several of its household/grocery products such as Mrs. Dash and Static Guard are niche category leaders in the U.S. Its Pro-Line International unit is the second largest producer in the world of products for the ethnic hair care market with leading brands including Motions and Soft & Beautiful. Its Cederroth International unit is a major consumer goods marketer in the Nordic countries.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Alberto-Culver’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: risks inherent in acquisitions, divestitures and strategic alliances; the pattern of brand sales; competition within the relevant product markets; loss of one or more key employees; the effects of a prolonged

Reconfigured Alberto-Culver Reports Strong Fiscal First Quarter 2007 Results

From Continuing Operations; Announces Quarterly Cash Dividend of 5.5 Cents

Per Share, Equal to 22 Cents Per Share on an Annualized Basis

United States or global economic downturn or recession; changes in costs; the costs and effects of unanticipated legal or administrative proceedings; health epidemics; adverse weather conditions; loss of distributorship rights; sales by unauthorized distributors in Alberto-Culver’s exclusive markets; and variations in political, economic or other factors such as currency exchange rates, inflation rates, interest rates, tax changes, legal and regulatory changes or other external factors over which Alberto-Culver has no control. In addition, the following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements with respect to the benefits of the transaction involving Alberto-Culver and CDRS Acquisition LLC, which separated Alberto-Culver’s consumer products business and its Sally/BSG beauty supply distribution business: the risk that the businesses will not be separated cost effectively; disruption from the transaction making it more difficult to maintain relationships with clients, employees or suppliers; and events that negatively affect the intended tax free nature of the portion of the transaction related to the distribution of shares of a new company formed to hold the consumer products business of Alberto-Culver. These forward-looking statements speak only as of the date of this press release, and there is no undertaking to update or revise them as more information becomes available. Additional factors that could cause Alberto-Culver’s results to differ materially from those described in the forward-looking statements can be found in the Company’s 2006 Annual Report on Form 10-K and the Proxy Statement/Prospectus-Information Statement filed by Alberto-Culver on October 13, 2006, in each case on file with the SEC and available at the SEC’s internet site (http://www.sec.gov).

Reconfigured Alberto-Culver Reports Strong Fiscal First Quarter 2007 Results

From Continuing Operations; Announces Quarterly Cash Dividend of 5.5 Cents

Per Share, Equal to 22 Cents Per Share on an Annualized Basis

Page 6

Consolidated Condensed Statements of Earnings (Unaudited)

(in thousands, except per share data)

Three Months Ended December 31, 2006 and 2005	2006	2005
Net sales	$351,128	311,910
Cost of products sold	170,140	150,839

Gross profit	180,988	161,071
Advertising, marketing, selling and administrative (1)	151,222	140,624
Restructuring and other (2)	31,410	—

Operating earnings (loss)	(1,644)	20,447
Interest expense (income), net	(309)	1,345

Earnings (loss) from continuing operations before income taxes	(1,335)	19,102
Provision (benefit) for income taxes	(1,338)	4,711

Earnings from continuing operations	3	14,391
Discontinued operations, net of income taxes (3)	(5,883)	37,712

Net earnings (loss)	$(5,880)	52,103

Basic earnings (loss) per share:
Continuing operations (2)	$—	.16
Discontinued operations	(.06)	.41

Total	$(.06)	.57

Diluted earnings (loss) per share:
Continuing operations (2)	$—	.16
Discontinued operations	(.06)	.40

Total	$(.06)	.56

Weighted average shares outstanding:
Basic	93,808	91,846
Diluted	95,673	92,467

(1)	Advertising, marketing, selling and administrative expenses includes $2,067 and $4,852 of stock option expense recorded during the first quarter of fiscal years 2007 and 2006, respectively, in accordance with SFAS No. 123 (R), which was adopted effective October 1, 2005.
(2)	Restructuring and other expenses includes severance and other costs incurred related to the Company’s reorganization plan announced following the separation of the consumer products business from the beauty supply distribution business, as well as other transaction-related expenses. Restructuring and other expenses reduced earnings from continuing operations by $20,322 and basic and diluted earnings per share from continuing operations by 22 cents and 21 cents, respectively.
(3)	Discontinued operations, net of income taxes, includes the operations of the beauty supply distribution business, which was separated from the Company on November 16, 2006, together with other fees and expenses associated with the separation.

Reconfigured Alberto-Culver Reports Strong Fiscal First Quarter 2007 Results

From Continuing Operations; Announces Quarterly Cash Dividend of 5.5 Cents

Per Share, Equal to 22 Cents Per Share on an Annualized Basis

Page 7

Consolidated Condensed Balance Sheets (Unaudited)

(in thousands)	December 31, 2006	Pro Forma (1) September 30, 2006
Assets
Cash, cash equivalents and short-term investments	$244,511	232,204
Accounts receivable, net	239,468	247,665
Inventories	201,924	185,189
Other current assets	36,055	36,338

Total current assets	721,958	701,396
Property, plant and equipment, net	215,555	211,291
Goodwill and trade names	314,077	311,428
Other assets, net	63,965	63,460

Total assets	$1,315,555	1,287,575

Liabilities and Stockholders’ Equity
Current maturities of long-term debt	$664	585
Accounts payable, accrued expenses and income taxes	293,536	296,400

Total current liabilities	294,200	296,985
Long-term debt	122,045	121,701
Other liabilities and deferred taxes	56,643	53,039

Total liabilities	472,888	471,725
Stock options subject to redemption	20,070	21,620
Stockholders’ equity	822,597	794,230

Total liabilities and stockholders’ equity	$1,315,555	1,287,575

(1)	The pro forma balance sheet as of September 30, 2006 reflects the consumer products business assuming the transaction separating the beauty supply distribution business had occurred on that date.

Reconfigured Alberto-Culver Reports Strong Fiscal First Quarter 2007 Results

From Continuing Operations; Announces Quarterly Cash Dividend of 5.5 Cents

Per Share, Equal to 22 Cents Per Share on an Annualized Basis

Page 8

Segment Data (Unaudited)

(in thousands)

Three Months Ended December 31, 2006 and 2005	2006	2005
Net Sales:
Alberto-Culver Consumer Products Worldwide	$303,703	273,104
Cederroth	51,790	45,801
Eliminations	(4,365)	(6,995)

	$351,128	311,910

Earnings (Loss) From Continuing Operations Before Income Taxes:
Alberto-Culver Consumer Products Worldwide	$31,904	23,971
Cederroth	(71)	1,328

Segment operating profit	31,833	25,299
Stock option expense	(2,067)	(4,852)
Restructuring and other (1)	(31,410)	—
Interest income (expense), net	309	(1,345)

	$(1,335)	19,102

(1)	Restructuring and other expenses includes severance and other costs incurred related to the Company’s reorganization plan announced following the separation of the consumer products business from the beauty supply distribution business, as well as other transaction-related expenses.

Reconfigured Alberto-Culver Reports Strong Fiscal First Quarter 2007 Results

From Continuing Operations; Announces Quarterly Cash Dividend of 5.5 Cents

Per Share, Equal to 22 Cents Per Share on an Annualized Basis

Page 9

Schedule - Reconciliation of Non-GAAP Financial Measures

The Company’s press release announcing results of operations for the three months ended December 31, 2006 includes references to certain of the following “non-GAAP financial measures” as defined by Regulation G of the Securities and Exchange Commission:

•	Pre-tax earnings from continuing operations excluding restructuring and other expenses

•	Earnings from continuing operations excluding restructuring and other expenses

•	Basic earnings per share from continuing operations excluding restructuring and other expenses

•	Diluted earnings per share from continuing operations excluding restructuring and other expenses

•	Organic sales growth

On December 1, 2006, the Company announced a reorganization plan following the completion of the separation. All costs incurred related to this plan, as well as certain other charges recorded in connection with the closing of the separation, are classified as “restructuring and other” on the statement of operations. During the first quarter of fiscal year 2007, the Company recorded restructuring and other expenses of $31.4 million ($20.3 million after taxes or 21 cents per diluted share from continuing operations). The pre-tax amount consisted primarily of severance related to the restructuring ($9.5 million), charges related to the acceleration of vesting of stock options and restricted stock ($12.2 million) and contractual payments to the Company’s former President and Chief Executive Officer relating to the separation ($9.7 million).

Reconfigured Alberto-Culver Reports Strong Fiscal First Quarter 2007 Results

From Continuing Operations; Announces Quarterly Cash Dividend of 5.5 Cents

Per Share, Equal to 22 Cents Per Share on an Annualized Basis

Page 10

Schedule - Reconciliation of Non-GAAP Financial Measures (continued)

Reconciliations of these non-GAAP financial measures to their most directly comparable financial measures under GAAP for the three months ended December 31, 2006 and 2005 are as follows (in thousands, except per share data):

	Three Months Ended December 31
	2006	2005
Pre-tax earnings (loss) from continuing operations, as reported	$(1,335)	19,102
Restructuring and other expenses	31,410	—

Pre-tax earnings from continuing operations, excluding restructuring and other expenses	$30,075	19,102

Earnings from continuing operations (net of income taxes), as reported	$3	14,391
Restructuring and other expenses, net of income taxes	20,322	—

Earnings from continuing operations (net of income taxes), excluding restructuring and other expenses	$20,325	14,391

Basic earnings per share from continuing operations, as reported	$—	.16
Restructuring and other expenses, net of income taxes	.22	—

Basic earnings per share from continuing operations excluding restructuring and other expenses	$.22	.16

Diluted earnings per share from continuing operations, as reported	$—	.16
Restructuring and other expenses, net of income taxes	.21	—

Diluted earnings per share from continuing operations excluding restructuring and other expenses	$.21	.16

	Three Months Ended December 31
	2006	2005
Net sales growth, as reported	12.6%	5.1%
Effect of foreign exchange	(2.8)	2.5
Effect of acquisitions	—	(2.4)
Effect of divestiture	—	1.2

Organic sales growth*	9.8%	6.4%

*	Organic sales growth includes sales related to the retail launch of Nexxus.

Management uses these non-GAAP financial measures to evaluate the performance of the Company and believes the presentation of these amounts provides the reader with information necessary to analyze the Company’s normal operations for the periods compared.

Reconfigured Alberto-Culver Reports Strong Fiscal First Quarter 2007 Results

From Continuing Operations; Announces Quarterly Cash Dividend of 5.5 Cents

Per Share, Equal to 22 Cents Per Share on an Annualized Basis

Page 11

Schedule – Reconciliation of Pro Forma Balance Sheet as of September 30, 2006

(in thousands)

	September 30, 2006 As Reported	Adjustments (1)	Pro Forma September 30, 2006
Assets
Cash, cash equivalents and short-term investments	$305,950	(73,746)	232,204
Accounts receivable, net	311,284	(63,619)	247,665
Inventories	754,647	(569,458)	185,189
Other current assets	56,920	(20,582)	36,338

Total current assets	1,428,801	(727,405)	701,396
Property, plant and equipment, net	354,026	(142,735)	211,291
Goodwill and trade names	711,314	(399,886)	311,428
Other assets, net	85,979	(22,519)	63,460

Total assets	$2,580,120	(1,292,545)	1,287,575

Liabilities and Stockholders’ Equity
Current maturities of long-term debt	$1,088	(503)	585
Accounts payable, accrued expenses and income taxes	589,760	(293,360)	296,400

Total current liabilities	590,848	(293,863)	296,985
Long-term debt	122,322	(621)	121,701
Other liabilities and deferred taxes	110,498	(57,459)	53,039

Total liabilities	823,668	(351,943)	471,725
Stock options subject to redemption	29,148	(7,528)	21,620
Stockholders’ equity	1,727,304	(933,074)	794,230

Total liabilities and stockholders’ equity	$2,580,120	(1,292,545)	1,287,575

(1)	Adjustments reflect the elimination of the beauty supply distribution business and other transaction-related items as a result of the separation.

Management uses this pro forma balance sheet to evaluate the performance of the Company and believes that its presentation provides the reader with information necessary to analyze the Company’s financial position for the periods compared.

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